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Exhibit 10.9
Confidential treatment requested

FIRST AMENDMENT
TO THE
LICENSE AGREEMENT

    This First Amendment (the "Amendment") to the License Agreement ("License Agreement") is made effective as of January 31, 2000 (the "Effective Date") by and between MABTECH AB, formed under the laws of Sweden ("MAB") and SEATTLE GENETICS, INC., a Delaware corporation ("SGI").

RECITALS

    MAB and SGI entered into the License Agreement dated as of June 14, 1998 pursuant to which MAB agreed to provide SGI access to the [*] antibody and the exclusive license to make, use, offer for sale, sell, import or otherwise distribute products that embody the [*] antibody.

    MAB and SGI now wish to amend the License Agreement in certain respects as hereinafter provided and in consideration for the amendments made herein, SGI shall pay MAB [*] U.S. Dollars (U.S.$[*]) within ten (10) days of execution of this Amendment.

    Except as otherwise provided herein, definitions of capitalized words shall be those set forth in the License Agreement.

    The parties now agree as follows:

AMENDMENT

    A.  Section 4.2 of the License Agreement is amended in its entirety to read as follows:

    "4.2  Milestone Payment.  SGI shall pay MAB a one-time milestone payment of [*] U.S. Dollars (U.S.$[*]) within thirty (30) days following SGI's first filing of an investigational new drug application with the U.S. Food and Drug Administration, or an equivalent filing in one or more European countries, covering a Licensed Product. In addition, SGI shall pay MAB a one-time milestone payment of [*] U.S. Dollars (U.S.$[*]) within thirty (30) days following the commencement of the first Phase III clinical trial covering a Licensed Product."

    B.  Section 4.3.1 of the License Agreement is amended in its entirety to read as follows:

    "4.3.1 SGI shall pay MAB a royalty equal to [*] percent ([*]%) on Net Sales of Licensed Products, commencing with the First Commercial Sale of a Licensed Product."

ENTIRE AGREEMENT

    Except as provided otherwise herein, all other terms and conditions of the License Agreement shall remain in full force and effect.

[*]   Confidential treatment requested

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SEATTLE GENETICS, INC.
By:	/s/ H. PERRY FELL
Name:	H. Perry Fell
Title:	President
MABTECH AB
By:	/s/ STAFFAN PAULIC
Name:	Staffan Paulic
Title:	Man. Dir.
Its:	President

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FIRST AMENDMENT TO THE LICENSE AGREEMENT
RECITALS
AMENDMENT
ENTIRE AGREEMENT